Exhibit 99.1

Credo Technology Group Holding Ltd Reports Fourth Quarter and Fiscal Year 2026
Financial Results

San Jose, Calif. (June 1, 2026) - Credo Technology Group Holding Ltd (Nasdaq: CRDO) (“Credo”), an innovator in providing connectivity at scale through fast, reliable, and energy-efficient system solutions, today reported financial results for the fourth quarter and full fiscal year 2026, ended May 2, 2026.

Fourth Quarter of Fiscal Year 2026 Financial Highlights

•Revenue of $437.0 million grew by 7.4% quarter over quarter and 157.0% year over year
•GAAP gross margin of 68.2% and non-GAAP gross margin of 68.3%
•GAAP operating expenses of $142.2 million and non-GAAP operating expenses of $81.7 million
•GAAP net income of $169.1 million and non-GAAP net income of $226.7 million
•GAAP diluted net income per share of $0.88 and non-GAAP diluted net income per share of $1.16
•Ending cash and short-term investment balance of $1.4 billion

Management Commentary

Bill Brennan, Credo’s President and Chief Executive Officer, stated, “Fiscal 2026 marked another defining year for Credo. For the year, revenue more than tripled to $1.3 billion, and non-GAAP net income increased more than five times to $662 million. As we enter into fiscal 2027, Credo expects to achieve continued strong financial performance with our innovative and vertically integrated approach that enables customers to accelerate cluster time-to-stability, maximize GPU utilization, improve network reliability, and reduce overall infrastructure power and operating costs.”

First Quarter of Fiscal Year 2027 Financial Outlook

•Revenue is expected to be between $465.0 million and $475.0 million
•GAAP gross margin is expected to be between 66.9% and 68.9%, and non-GAAP gross margin is expected to be between 67.0% and 69.0%
•GAAP operating expenses are expected to be between $167.6 million and $171.6 million, and non-GAAP operating expenses are expected to be between $86.0 million and $90.0 million

Webcast and Conference Call Information

Credo will conduct a conference call on Monday, June 1, 2026, at 2:00 p.m. Pacific Time to discuss its financial results for the fourth quarter and fiscal year 2026, ended May 2, 2026. Interested parties may join the conference call by dialing 833-461-5787 (toll-free) or +1 585-542-9983 (international). The conference ID for the call is 721028678. It is recommended that participants register and dial in for the call at least 10 minutes before the start of the call. A live webcast of the conference call will be available on Credo’s Investor Relations website at http://investors.credosemi.com/. A replay of the webcast will be available via the web at http://investors.credosemi.com/.

Discussion of Non-GAAP Financial Measures

This press release contains references to the non-GAAP financial measures of non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income (loss), non-GAAP operating income (loss) margin, non-GAAP net income (loss) and non-GAAP diluted net income (loss) per share. Reconciliation of these non-GAAP measures to their comparable GAAP measures is included below. This non-GAAP information should not be construed as an alternative to the reported results determined in accordance with GAAP. The non-GAAP financial measures that Credo presents may not be comparable to similarly titled measures of other companies and other companies may not calculate such measures in the same manner as we do.

Non-GAAP financial measures exclude the effect of share-based compensation expenses, acquisition and integration related costs, amortization of acquired intangible assets, asset impairment and related charges (if applicable), and the related tax effect adjustment to the provision for income taxes.

Credo uses a full-year non-GAAP tax rate to compute the non-GAAP tax provision. This full-year non-GAAP tax rate is based on Credo’s annual GAAP income, adjusted to exclude non-GAAP items, as well as the effects of significant non-recurring and period-specific tax items which vary in size and frequency. Credo’s non-GAAP tax rate is determined on an annual basis and may be adjusted during the year to take into account events that may materially affect the non-GAAP tax rate, such as tax law changes, significant changes in Credo’s geographic mix of revenue and expenses or changes to Credo’s corporate structure.

GAAP diluted net income (loss) per share is calculated using basic weighted average shares outstanding when there is a GAAP net loss, and calculated using diluted weighted average shares outstanding when there is a GAAP net income. Non-GAAP diluted net income (loss) per share is calculated using basic weighted average shares outstanding when there is a non-GAAP net loss, and calculated using non-GAAP diluted weighted average shares outstanding when there is a non-GAAP net income. Non-GAAP adjustment for the number of shares used in the diluted per share calculations excludes the impact of share-based compensation expenses expected to be incurred in future periods and not yet recognized in the financial statements, which would otherwise be assumed to be used to repurchase shares under the GAAP treasury stock method.

Credo believes that the presentation of non-GAAP financial measures provides important supplemental information to management and investors regarding financial and business trends relating to Credo’s financial condition and results of operations. While Credo uses non-GAAP financial measures as a tool to enhance its understanding of certain aspects of its financial performance, Credo does not consider these measures to be a substitute for, or superior to, financial measures calculated in accordance with GAAP. Consistent with this approach, Credo believes that disclosing non-GAAP financial measures to the readers of its financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial measures, allows for greater transparency in the review of its financial and operational performance.

Externally, management believes that investors may find Credo’s non-GAAP financial measures useful in their assessment of Credo's operating performance and the valuation of Credo. Internally, Credo's non-GAAP financial measures are used in the following areas:

•Management’s evaluation of Credo’s operating performance;
•Management’s establishment of internal operating budgets; and
•Management’s performance comparisons with internal forecasts and targeted business models.

Non-GAAP financial measures have limitations in that they do not reflect all of the costs associated with the operations of Credo’s business as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of Credo’s results as reported under GAAP. The exclusion of the above items from our GAAP financial metrics does not necessarily mean that these costs are unusual or infrequent.

Forward-Looking Statements under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical fact could be deemed forward-looking statements, including, but not limited to, any statements regarding: launches of new or expansion of existing products or services; technology developments and innovation; our plans, strategies or objectives with respect to future operations; financial outlook; future financial results; expectations regarding the markets and industries in which Credo conducts business; and assumptions underlying any of the foregoing. Words such as “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “seeks,” “estimates,” “can,” “may,” “will,” “would,” “outlook,” “forecast,” “targets” and similar expressions, or their negatives, may identify such forward-looking statements. These statements are not guarantees of results and should not be considered as an indication of future activity or future performance. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties that may cause actual events or results to differ materially from those described in this press release. Readers are encouraged to review risk factors and all other disclosures appearing in Credo’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission (SEC) on July 2, 2025, as well as Credo’s other filings with the SEC, for further information on risks and uncertainties that could affect Credo’s business, financial condition and results of operation. Copies of these filings are available from the SEC, Credo’s website or Credo’s investor relations department. Forward-looking statements speak only as of the date they are made. Credo assumes no obligation to update or revise any forward-looking statements as a result of new information, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date herein.

About Credo

Credo’s mission is to transform connectivity at scale through fast, reliable and energy-efficient system solutions. Our high-speed copper and optical interconnect products deliver industry-leading power and performance at up to 1.6T to meet the ever-expanding data infrastructure demands of AI.

Our product portfolio includes ZeroFlap (ZF) Active Electrical Cables (AECs) and ZF optical transceivers, OmniConnect memory solutions, and a suite of retimers and DSPs for optical and copper Ethernet and PCIe, all leveraging the PILOT diagnostic and analytics software platform. Credo innovations enable our customers to connect the systems that connect the world.

For more information, please visit https://www.credosemi.com.

Credo and the Credo logo are registered trademarks of Credo Technology Group Limited in the United States and other jurisdictions. All other trademarks referenced herein are the property of their respective owners.

Credo Technology Group Holding Ltd
Condensed Consolidated Statements of Operations (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended			Year Ended
	May 2, 2026	January 31, 2026	May 3, 2025	May 2, 2026	May 3, 2025
Revenue	$437,003	$407,012	$170,025	$1,335,116	$436,775
Cost of revenue	138,936	128,144	55,837	426,767	153,866
Gross profit	298,067	278,868	114,188	908,349	282,909
Operating expenses:
Research and development	90,534	78,483	48,455	279,381	146,867
Selling, general and administrative	51,688	50,763	31,945	183,963	98,918
Total operating expenses	142,222	129,246	80,400	463,344	245,785
Operating income	155,845	149,622	33,788	445,005	37,124
Other income, net	12,136	9,459	3,821	30,430	17,746
Income before income taxes	167,981	159,081	37,609	475,435	54,870
Provision (benefits) for income taxes	(1,121)	1,939	1,021	3,156	2,687
Net income	$169,102	$157,142	$36,588	$472,279	$52,183
Net income per share:
Basic	$0.92	$0.86	$0.21	$2.65	$0.31
Diluted	$0.88	$0.82	$0.20	$2.51	$0.29
Weighted average shares used in computing net income per share:
Basic	184,683	182,222	170,405	178,538	167,505
Diluted	192,681	192,023	182,119	188,232	181,158

Credo Technology Group Holding Ltd
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands)

	May 2, 2026	May 3, 2025
Assets
Current assets:
Cash and cash equivalents	$1,164,952	$236,328
Short-term investments	278,334	195,010
Accounts receivable	233,377	162,144
Inventories	250,831	90,029
Other current assets	73,576	30,023
Total current assets	2,001,070	713,534
Property and equipment, net	101,605	63,631
Right of use assets	24,640	15,234
Goodwill	92,798	—
Intangible assets, net	29,262	—
Other non-current assets	46,244	16,858
Total assets	$2,295,619	$809,257
Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$107,345	$56,158
Accrued compensation and benefits	21,626	16,097
Other current liabilities	68,120	35,456
Total current liabilities	197,091	107,711
Non-current operating lease liabilities	20,617	12,693
Other non-current liabilities	14,299	7,271
Total liabilities	232,007	127,675
Shareholders' equity:
Ordinary shares	9	8
Additional paid-in capital	1,672,060	765,173
Accumulated other comprehensive income (loss)	2,426	(437)
Retained earnings (accumulated deficit)	389,117	(83,162)
Total shareholders' equity	2,063,612	681,582
Total liabilities and shareholders' equity	$2,295,619	$809,257

Credo Technology Group Holding Ltd
Reconciliations from GAAP to Non-GAAP Results (Unaudited)
(In thousands, except percentages and per share amounts)

	Three Months Ended			Year Ended
	May 2, 2026	January 31, 2026	May 3, 2025	May 2, 2026	May 3, 2025
GAAP gross profit	$298,067	$278,868	$114,188	$908,349	$282,909
Reconciling item:
Share-based compensation	354	354	356	1,418	1,194
Total reconciling item	354	354	356	1,418	1,194
Non-GAAP gross profit	$298,421	$279,222	$114,544	$909,767	$284,103

GAAP gross margin	68.2%	68.5%	67.2%	68.0%	64.8%
Non-GAAP gross margin	68.3%	68.6%	67.4%	68.1%	65.0%

Total GAAP operating expenses	$142,222	$129,246	$80,400	$463,344	$245,785
Reconciling items:
Share-based compensation	(49,344)	(51,806)	(27,506)	(181,220)	(76,161)
Acquisition and integration related costs	(9,279)	—	—	(9,279)	—
Amortization of acquired intangible assets	(400)	—	—	(400)	—
Impairment and related charges	(1,500)	—	(873)	(1,500)	(873)
Total reconciling items	(60,523)	(51,806)	(28,379)	(192,399)	(77,034)
Total Non-GAAP operating expenses	$81,699	$77,440	$52,021	$270,945	$168,751

GAAP operating income	$155,845	$149,622	$33,788	$445,005	$37,124
Non-GAAP operating income	$216,722	$201,782	$62,523	$638,822	$115,352

GAAP operating income margin	35.7%	36.8%	19.9%	33.3%	8.5%
Non-GAAP operating income margin	49.6%	49.6%	36.8%	47.8%	26.4%

GAAP net income	$169,102	$157,142	$36,588	$472,279	$52,183
Reconciling items:
Share-based compensation	49,698	52,160	27,862	182,638	77,355
Acquisition and integration related costs	9,279	—	—	9,279	—
Amortization of acquired intangible assets	400	—	—	400	—
Impairment and related charges	1,500	—	873	1,500	873
Pre-tax total reconciling items	60,877	52,160	28,735	193,817	78,228
Other income tax effects and adjustments	(3,299)	(509)	(69)	(4,553)	(485)
Non-GAAP net income	$226,680	$208,793	$65,254	$661,543	$129,926

GAAP net income margin	38.7%	38.6%	21.5%	35.4%	11.9%
Non-GAAP net income margin	51.9%	51.3%	38.4%	49.5%	29.7%

GAAP weighted average shares - basic	184,683	182,222	170,405	178,538	167,505
GAAP weighted average shares - diluted	192,681	192,023	182,119	188,232	181,158
Non-GAAP adjustment	3,255	2,878	4,824	3,024	3,486
Non-GAAP weighted average shares - diluted	195,936	194,901	186,943	191,256	184,644

GAAP diluted net income per share	$0.88	$0.82	$0.20	$2.51	$0.29
Non-GAAP diluted net income per share	$1.16	$1.07	$0.35	$3.46	$0.70

Credo Technology Group Holding Ltd
Reconciliation of GAAP Forward-Looking Estimates to Non-GAAP Forward-Looking Estimates
(In millions, except percentages)

	Three Months Ended August 1, 2026
	Low	High

GAAP gross margin	66.9%	68.9%
Reconciling item:
Share-based compensation	0.1%	0.1%
Total reconciling item	0.1%	0.1%
Non-GAAP gross margin	67.0%	69.0%

Total GAAP operating expenses	$167.6	$171.6
Reconciling item:
Share-based compensation	70.0	70.0
Acquisition and integration related costs	11.0	11.0
Amortization of acquired intangible assets	0.6	0.6
Total reconciling item	81.6	81.6
Total non-GAAP operating expenses	$86.0	$90.0